Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of May 1, 2026 (the “Effective Date”), by and between:

Jaovi Inc., a Wyoming corporation, with its principal executive office located at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica (the “Company”),

and

Jorge Alberto Oviedo Mora, an individual residing at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica (the “Consultant”).

The Company and Consultant may each be referred to herein individually as a “Party” and collectively as the “Parties.”

I. Services

Consultant agrees to provide consulting, operational, business development, administrative, and strategic advisory services to the Company in connection with the development, management, and expansion of the Jaovi platform and the Company’s business operations (the “Services”).

Such Services may include, without limitation:

▪	business planning and operational coordination;

▪	project and workflow management oversight;

▪	assistance with software purchasing coordination;

▪	support relating to customer acquisition and marketing activities;

▪	assistance with regulatory and corporate compliance matters; and

▪	other advisory and consulting services reasonably requested by the Company.

II. Term

This Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years unless earlier terminated by either Party pursuant to Section VI of this Agreement.

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III. Compensation

In consideration for the Services provided under this Agreement, the Company agrees to pay Consultant compensation in the amount of USD $3,500 (Three Thousand Five Hundred United States Dollars) per month.

The Parties acknowledge that the Company is currently in the development stage and has not generated revenue. Accordingly, compensation payable under this Agreement may be accrued by the Company as a liability and deferred until such time as the Company has sufficient funds or generates revenues sufficient to make such payments.

Any accrued but unpaid compensation shall remain payable by the Company to Consultant unless otherwise agreed by the Parties in writing.

Consultant shall be solely responsible for all taxes, duties, and governmental contributions associated with compensation received under this Agreement.

IV. Independent Contractor

Consultant shall perform the Services as an independent contractor and not as an employee, partner, or agent of the Company. Nothing contained in this Agreement shall be construed to create an employment relationship, partnership, joint venture, or agency relationship between the Parties.

V. Confidentiality

Consultant acknowledges that, during the course of providing Services to the Company, Consultant may receive confidential or proprietary information relating to the Company’s business operations, software, customers, financial information, business strategies, and other non-public information.

Consultant agrees to maintain the confidentiality of such information and shall not disclose, use, or permit the use of any confidential information except as necessary to perform the Services under this Agreement or as required by law.

The obligations set forth in this Section shall survive the termination of this Agreement.

VI. Termination

Either Party may terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other Party.

Upon termination, the Company shall pay Consultant for all Services properly performed through the effective date of termination.

VII. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to conflict of laws principles.

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VIII. Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, understandings, or agreements, whether written or oral.

Any amendment or modification of this Agreement must be in writing and signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date.

JAOVI INC.		CONSULTANT
By:	/s/ Jorge Alberto Oviedo Mora	By:	/s/ Jorge Alberto Oviedo Mora
Name:	Jorge Alberto Oviedo Mora	Name:	Jorge Alberto Oviedo Mora
Title:	Director

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